EXHIBIT 3
LIBERTY PARTNERS
1370 Avenue of the Americas, 34th Floor
New York, New York 10019
212-541-7676                                             [LIBERTY PARTNERS LOGO]
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                                                                  Execution Copy
                                    July 13, 2003

Shakespeare Acquisition LLC
c/o Cadwalader Wickersham & Taft
100 Maiden Lane
New York, NY 10038
Attention:   H. Christopher Whittle

            RE:   Debt Commitment Letter

Dear Chris:

      1. You have advised us that Shakespeare Acquisition LLC (the "Buyer") intends to pursue a proposal to enter into a merger (the "Merger") with Edison Schools Inc. (the "Company"), on the terms of the merger agreement (the "Merger Agreement") among the Buyer, a subsidiary of the Buyer to be formed for the purpose of effecting the Merger (the "Merger Sub") and the Company.

      2. You have further advised us that (i) the Company and certain of its subsidiaries and affiliates of the Company are parties to (A) a $20,000,000 Term Loan dated July 31, 2002, by and between School Services, LLC, as lender and the Company as borrower and (B) a $55,000,000 Credit and Security Agreement dated July 31, 2002, by and between Edison Receivables Company, LLC as borrower and Merrill Lynch Mortgage Company as agent for lenders (the "Existing Facilities"),
(ii) pursuant to the current terms of the Existing Facilities, such facilities expires upon the consummation of the Merger and (iii) you are seeking to refinance the Existing Facilities (the "Refinancing").

      3. To complete the Refinancing, and to pay the costs and expenses related to the Refinancing, you have advised us that the total financing for the Refinancing will be $70,000,000 to be provided to the Company in the form of a senior secured credit facility (the "Credit Facility"). We further understand that the precise structure for the Refinancing will be under continuing consideration, may vary from the foregoing, and will be subject to our mutual agreement.

      4. You have asked Liberty to provide the Credit Facility.

      5. In reliance upon the information you have provided to us, and subject to the terms and conditions hereof and conditioned upon the consummation of the transactions contemplated by the Merger Agreement, Liberty is pleased to commit to provide the Credit Facility, the principal terms and conditions of which are set forth in the accompanying term sheet dated July 13,

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LIBERTY PARTNERS
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2003 (the "Term Sheet") which is made a part hereof. The commitment of Liberty hereunder is subject to each of the terms and conditions set forth herein and in the Term Sheet to the satisfaction or waiver by Liberty of each of the following conditions precedent:

      (a) there not having occurred and being continuing since the date hereof a material disruption of, or a material adverse change in, financial or banking conditions, in each case as determined by Liberty in its reasonable discretion;

      (b) the execution and delivery of definitive documentation, including the senior secured revolving loan agreement, senior secured term loan agreement, promissory notes, security agreements and all other related agreements and documentation, all in form and substance customary for transaction of this type and reasonably satisfactory to Liberty, and such documentation and the Merger Agreement not having been amended without the prior written consent of Liberty and being in full force and effect and all conditions precedent thereunder to the consummation of the Refinancing, as the case may be, having been satisfied (except to the extent such conditions have been waived with the prior written consent of Liberty);

      (c) Liberty having received such customary legal opinions for transactions of this type from counsel to the Company as Liberty may reasonably request;

      (d) Liberty having received a certificate dated the Closing Date and signed by the Chairman, President or a Vice-President of Company, certifying that the conditions specified in Section 7.03(a) of the Merger Agreement have been satisfied; and

      (e) each of the conditions to each of the Company's and Merger Sub's obligations to effect the Merger shall have been satisfied; and

      (f)   the Merger shall have been consummated.

      6. Liberty agrees to use its reasonable best efforts to complete the documentation to effect the Transaction.

      7. This commitment will expire at noon (Eastern time) on December 31, 2003.

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LIBERTY PARTNERS
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      8. You hereby represent, warrant and covenant that, to the best of your knowledge (a) all information other than Projections (as defined below) that has been or is hereafter made available to Liberty by you or any of your representatives in connection with the Transactions contemplated hereby ("Information") is and will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and (b) all financial projections concerning the Company that have been or are hereafter made available to Liberty by you or any of your representatives (the "Projections") have been or will be prepared in good faith upon reasonable assumptions and constitutes management's good faith estimate of the most likely operational results of the Company for such periods. You agree to furnish us with such Information and Projections from time to time until the closing date for the Purchase so that the representation and warranty in the preceding sentence is correct on the such date.

      9. IF LIBERTY BECOMES INVOLVED IN ANY CAPACITY IN ANY ACTION, PROCEEDING OR INVESTIGATION IN CONNECTION WITH ANY MATTER CONTEMPLATED BY THIS LETTER, THE COMPANY WILL REIMBURSE LIBERTY FOR ITS REASONABLE LEGAL AND OTHER EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) AS THEY ARE INCURRED BY LIBERTY. THE COMPANY ALSO AGREES TO INDEMNIFY AND HOLD HARMLESS LIBERTY AND ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES AND LIABILITIES, JOINT OR SEVERAL, RELATED TO OR ARISING OUT OF ANY MATTERS CONTEMPLATED BY THIS LETTER (INCLUDING ANY ARISING OUT OF THE NEGLIGENCE OF ANY INDEMNIFIED PARTY), UNLESS AND ONLY TO THE EXTENT THAT IT SHALL BE FINALLY JUDICIALLY DETERMINED THAT SUCH LOSSES, CLAIMS, DAMAGES OR WILLFUL MISCONDUCT OF LIBERTY OR SUCH OTHER INDEMNIFIED PARTY. IN THE EVENT OF ANY DISPUTE ARISING OUT OF OR BASED UPON THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE COMPANY WILL WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

      10. The provisions of the immediately preceding paragraph shall remain in full force and effect regardless of whether definitive documentation relating to the Refinancing shall be executed and delivered and notwithstanding

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LIBERTY PARTNERS
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the termination of this letter agreement or the commitment of Liberty hereunder, provided, however, that the provisions of the immediately preceding two paragraphs shall be superseded by the provisions of the definitive documentation relating to the Refinancing, if any. Further, in the event the Merger Agreement is terminated prior to consummating the transactions contemplated thereby, this commitment letter shall immediately terminate; provided that the terms of paragraphs 9, 13, 14, 15, 16 and 17 shall survive any such termination hereof.

      11. This commitment may be assigned (in whole or in part) by Liberty to any of its affiliates, without your consent, provided that Liberty continues to be bound hereby.

      12. This commitment letter may not be amended or terminated by the mutual agreement of the parties hereto without the consent of the Target, which consent will not be unreasonably withheld.

      13. Except as required by applicable law, this letter, the Term Sheet, and the letter from Liberty to the Company related to certain fees of even date herewith (the "Fee Letter") and the contents hereof and thereof shall not be disclosed by you to any third party without the prior consent of Liberty, other than to your attorneys, financial advisors, accountants and lenders and to Company and its attorneys and financial advisors, accountants and lenders, in each case to the extent necessary in your reasonable judgment; provided, however, it is understood and agreed that after your acceptance of this letter, the Term Sheet and the Fee Letter, you may disclose the terms of this letter and the Term Sheet (but not the Fee Letter) in filings with the SEC and other applicable regulatory authorities and stock exchanges, and in proxy and other materials disseminated to stockholders and other purchasers of securities of the Company.

      14. As consideration for Liberty's commitments hereunder, you agree to pay or (in the event the Merger is consummated or the Company is responsible to pay such fees pursuant to Sections 8.02(b) of the Merger Agreement) cause the Company to pay to Liberty the fees as set forth in the Term Sheet and in the Fee Letter. You agree that, once paid, such fees and any part thereof shall be nonrefundable under any and all circumstances and regardless of whether the transactions contemplated hereby are consummated. All such fees shall be paid by wire transfer of immediately available funds in United States dollars at the times specified in the Fee Letter.

      15. THIS LETTER (INCLUDING THE TERM SHEET) AND THE FEE LETTER REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS COVERED HEREIN AND

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LIBERTY PARTNERS
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THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR
SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF.

      16. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

      17. This letter may be executed in counterparts, which when taken together shall constitute an original.

                   [THIS SPACE INTENTIONALLY LEFT BLANK]

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LIBERTY PARTNERS
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      We look forward to working with you on this transaction.

                                      Very truly yours,

                                      LIBERTY CAPITAL PARTNERS, INC.



                                      By: /s/ G. Michael Stakias
                                          ----------------------------
                                          G. Michael Stakias
                                          Managing Director



Accepted:

SHAKESPEARE ACQUISITION LLC



By: /s/ H. Christopher Whittle
    -------------------------------
    H. Christopher Whittle
    Chief Executive Officer
    Date:  July 13, 2003

With respect to paragraph 12, 16 and 17, Edison Schools Inc. joins as a party hereto:

Accepted:

EDISON SCHOOLS INC.

      By:  /s/ H. Christopher Whittle
           -------------------------------
               H. Christopher Whittle
               Chief Executive Officer
               Date: July 13, 2003